Exhibit 10.10

Mr. P Hammond

20 Aldenholme

Ellesmere Road

Weybridge

Surrey

KT13 OJF

8th November 2004

Dear Paul,

Offer of Employment

We are delighted to make you a full offer of employment (subject to references) with GlassHouse Technologies (UK) Ltd.

Position:	Technology Services Group Director (UK)

Reporting to:	Jason Rabbetts, UK Managing Director

Employment office:	St George’s House 31-33 Monument Hill Weybridge Surrey KT13 8RN

Basic Salary:	£96,000

On Target Earnings:	£185,000

Please see enclosed remuneration framework for more commission and earnings details.

Working Hours:	9.00am – 5.30pm

Other benefits:	22 days holiday entitlement Company share option scheme Flexible benefits scheme

We sincerely hope you find our offer acceptable and would suggest a start date of Monday 6th December at 10.00am.

Please confirm in writing if you would like to accept the position under the terms and conditions detailed above (please note, this offer is only valid for thirty days), and return to us the enclosed medical questionnaire, and details of two references we can take.

Yours sincerely

/s/ Jason Rabbetts
Jason Rabbetts

UK Managing Director